UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 1, 2006

First Citizens Banc Corp

(Exact name of Registrant as specified in its charter)

Ohio	0-25980	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions

On August 1, 2006 First Citizens Banc Corp sent a letter to its shareholders regarding the announcement of second quarter 2006 preliminary earnings of $.32 per share. Also announced were first half preliminary earnings in 2006 of $.59 per share, as well as an $850,000 reduction of non-interest expense. A dividend of $.28 per share was approved. A copy of the letter is attached hereto as Exhibit 99.

Item 7.01 Regulation FD Disclosure

Increased loan outstandings and reduced asset sensitivity were goals set at the beginning of 2006. Progress has been made toward those goals by utilizing aggressive fixed rate lending and maintaining favorable interest margins.

Item 9.01 Financial Statements and Exhibits

99    Letter to shareholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp
(Registrant)

Date: August 1, 2006	/s/ James O. Miller
James O. Miller,
Executive Vice President